UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 2100
Forth Worth, TX	76102
(Address of principal executive offices)	(Zip Code)

(817) 334-4100
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share*	BASX*	The OTCQX Best Market*

* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2021, the Company entered into an amendment to the Company’s employment agreement with Adam Hurley (the “Amendment”), the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Pursuant to the Amendment, the parties have confirmed the amount of severance payable to Mr. Hurley in certain circumstances in connection with his position as Executive Vice President and Chief Financial Officer, which has previously been disclosed in the Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2021.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 3, 2021, Basic Energy Services, Inc. (the “Company”) issued a press release announcing the completion of a sale-leaseback transaction related to certain real property in Los Angeles, California. The purchase price for the property consisted of $10.5 million, subject to a holdback of approximately $2.6 million for certain improvements to be constructed at the property. The Company is entitled to reimbursement of any remaining balance of said holdback funds to the extent not fully expended for the intended purpose. The Company has entered into a simultaneous lease of the property for an initial term of three years. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
10.1	Amendment to Employment Agreement made and entered into by and between Basic Energy Services, Inc. and Adam Hurley, effective as of April 27, 2021.
99.1	Press Release dated May 3, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIC ENERGY SERVICES, INC.

	By:	/s/ Keith L. Schilling
Date: May 3, 2021		Keith L. Schilling
(President, Chief Executive Officer and Director)